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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       Date of Report (Date of Earliest Event Reported): January 18, 2000
                                                         ----------------



                                  SHANECY, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



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
              Delaware                            0-25521                          88-0407731
    ----------------------------          ------------------------             ------------------
    (State or other jurisdiction          (Commission File Number)              (I.R.S. Employer
         of incorporation)                                                     Identification No.)

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            1530-625 Howe Street, Vancouver, British Columbia V6C2T6
            --------------------------------------------------------
                (Address of principal executive offices/Zip Code)

       Registrant's telephone number, including area code: (604) 682-3284
                                                           --------------

              Former name, former address, and former fiscal year,
                         if changed since last report:
              ----------------------------------------------------
                 13640 White Rock Station Road, Poway, CA 92064


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Forward-Looking Statements

         There are forward-looking statements in this document, and in Shanecy, Inc.'s (to be known as Inc.ubator Capital, Inc., and referred to in this document as Inc.ubator) public documents to which they may refer, that are subject to risks and uncertainties in addition to those set forth above. These forward-looking statements include information about possible or assumed future results of Inc.ubator's operations. Also, when any of the words "may," "will," "believe," "expect," "anticipate," "estimate," "continue" or similar expressions are used, Inc.ubator is making forward-looking statements. Many possible events or factors, including but not limited to those set forth herein, could affect future financial results and performance. This could cause Inc.ubator's results or performance to differ materially from those expressed in any forward-looking statements. These and other risks are described in Inc.ubator's other publicly filed documents and reports that are available from Inc.ubator and from the SEC.

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Item 2.  Acquisition or Disposition of Assets

Brunswick Capital Partners, Inc.

         On January 18, 2000, through a wholly-owned subsidiary Shanecy Holding Inc. ("SHI"), Inc.ubator acquired preferred stock (the "BCP Stock") in Brunswick Capital Partners, Inc. ("BCP"), convertible into 40% of the common stock of BCP. SHI acquired the BCP Stock by way of merger, on December 30, 1999, with Thesseus Holdings, Inc., a wholly-owned subsidiary of Thesseus International Asset Fund N.V. ("Thesseus"). At the time of the merger, several principals of Thesseus were also officers and/or directors of Inc.ubator. SHI was the surviving corporation in the merger. The consideration paid for the BCP Stock, together with the InfoBase Stock described below, was 2,000,000 shares of restricted common stock of Inc.ubator. The amount of consideration was determined by the market price of Inc.ubator's stock at the end of December 1999, and was calculated to equal the book value of the BCP Stock.

         BCP is a national, specialty financial services company that uses proprietary database mining, marketing techniques, automated systems and information technology to issue credit cards to moderate income consumers. BCP manages the resulting portfolio of accounts in an attempt to ensure that they remain in a performing status. General purpose credit cards have become the primary payment mechanism for e-commerce transactions over the Internet. BCP is headquartered in Sioux Falls, South Dakota and its management has over a decade's experience in the origination and servicing of credit cards.

         The income level of moderate income consumers ($25,000 to $50,000 per year) presents a profile that is unattractive to the majority of credit card issuers who are focused on the upper income consumer who can qualify for gold and platinum cards. Given their economic circumstances, BCP believes moderate income consumers that have had access to credit often experience problems due largely to circumstances beyond their control (i.e. employment interruption, marriage break-up, extended uninsured illness, etc.). Once a credit problem has tarnished an individual's credit report, it becomes extremely difficult to obtain new credit, regardless of the change in the individual's economic circumstances. Compounding the credit access problems of many moderate income consumer is the fact that they generally have not been schooled in the basics of personal financial management.

         To address the opportunity represented by this underserved, 30 million to 40 million household market, BCP utilizes its proprietary data mining, neural network analysis and database management software, to identify those moderate income consumers who it believes have a high probability of handling a credit card responsibly. Identified individuals are then sent skillfully prepared direct mail pieces, which are then followed up by telephone contact. The telephone contact focuses the consumer on the offer, gathers comprehensive current information so that underwriting the credit application can properly evaluate the consumer's present financial status and educate the consumer on the importance of the timely payments. The telephone contact also represents the first important step in building a personalized relationship between BCP and the customer. The initial credit limit established is generally $300 to $2,500, which permits the borrower to demonstrate that the credit now available can be successfully handled. The


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consumer then earns additional credit in two ways. First, as the balance owed is paid down, automatic access is provided to additional credit up to the approved limit. Second, as successful payment performance is demonstrated, the credit limit will be increased. Thus, consumers are given every incentive to properly handle the credit made available as a means of improving their overall credit profile, as well as gaining expanded credit availability from BCP.

         BCP has established relationships with a number of leading vendors regarding credit card origination, issuing, processing and servicing. Through these relationships, BCP is able to cost-effectively optimize the operational aspects of its business, as well as scale up or down as conditions and circumstances warrant. In turn, these arrangements permit BCP's management to concentrate their efforts and energies on marketing and account management functions.

         BCP uses several companies to market its programs and acquire customers. One of the companies used is InfoBase Direct Marketing Services, Inc., an affiliated company. Unsecured VISA(R) credit cards are issued to BCP's customers through an Issuing and Participation Agreement with CorTrust Bank, NA, Sioux Falls, South Dakota ("CTB"). CTB is responsible for compliance and regulatory issues, account set up, daily settlement, customer service, complaints, and customer correspondence, as well as all aspects of account servicing and delinquency management under BCP's oversight and in accordance with BCP's policies. BCP has also entered into an agreement with Universal Transactions, Inc. ("UTI") to provide fully automated, on line, credit scoring and application processing and underwriting. UTI's system accesses the consumer's credit report and automatically evaluates it relative to underwriting guidelines that have been established by BCP and CTB. First Data Resources, Inc. is responsible for all credit card payment processing, collections, and billing.

         BCP also intends to market credit cards to moderate income consumers via the Internet. Developmental efforts are currently underway with respect to an Internet based, online account processing and underwriting system. Upon completion, the consumer would be able to apply for BCP products online and be given a credit approval decision in seconds, all in accordance with BCP's pre-established underwriting criteria. BCP further intends to provide interactive customer service support, permitting the customer to make online inquiries regarding their applications and obtain other account information, make inquiries, resolve account issues, etc.

InfoBase Direct Marketing Services, Inc.

         On January 18, 2000, through a wholly-owned subsidiary, Shanecy Holdings, Inc. ("SHI"), Inc.ubator acquired preferred stock (the "InfoBase Stock") in InfoBase Direct Marketing Services, Inc. ("InfoBase"),convertible into 49% of the common stock of InfoBase. SHI acquired the InfoBase Stock by way of merger, on December 30, 1999, with Thesseus Holdings, Inc., a wholly-owned subsidiary of Thesseus. At the time of the merger, several principals of Thesseus were also officers and/or directors of Inc.ubator. SHI was the surviving corporation in the merger. The consideration paid for the InfoBase Stock, together with the BCP Stock described above, was 2,000,000 shares of restricted common stock of Inc.ubator. The amount of consideration was determined by the market price of Inc.ubator's stock at the end of December 1999, and was calculated to equal the book value of the InfoBase Stock.


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         InfoBase is an information based, technology driven direct marketing company that designs, develops and implements sophisticated inbound and outbound marketing programs using the Internet and computerized call management systems for companies targeting the moderate income consumer. InfoBase has developed proprietary software to facilitate sales tracking, data mining, neural networking and data base management designed to individually target consumers. The management of InfoBase has over 60 years experience designing and implementing inbound and outbound programs to moderate income consumers and is headquartered in Carlsbad, California.

         InfoBase provides its clients inbound/outbound telemarketing and Internet based services consisting of direct sales activities, integrated direct mail programs, call list analysis profiling, sales tracking, data analysis and reporting. Dialing strategies are created and distributed as calling campaigns to the sales agents. InfoBase's computerized call management system utilizes predictive dialers that automatically dial telephone numbers, determine if a live connect is made and present connected calls to a sales agent.

         InfoBase provides inbound teleservices support for activities such as customer service, response to customer inquiries, and order processing. InfoBase uses automated call distributors (Voice Response Units) to direct callers to the appropriate agent, who has access to on-line support databases to address customers' needs. Scripts are drafted and approved by the client for sales agents to utilize. To enable quality assurance, call monitoring and sales verification are employed. All sales confirmations are recorded and management personnel verify accuracy and authenticity of transactions.

         InfoBase utilizes the latest technologies to extract data from the client's database for sales/performance analysis and reporting. Data mining, neural networking and fuzzy logic software helps InfoBase's staff design, develop and analyze key information for clients relative to the performance of their programs. Reports are produced on request, daily, weekly and monthly. Pre and post sales analysis of call lists are provided for the client so it may evaluate the effectiveness of InfoBase's sales techniques and strategies.

         InfoBase provides integrated direct mail programs that are developed and tailored to each client's customer base. It achieves a higher response rate to the mailing as calling campaigns are implemented to coincide with the mail.

         Given the growing potential of primary channel alternatives, InfoBase is constantly expanding its capabilities in database marketing. InfoBase has brought its customer list in house for this first phase as its database sophistication is expanded. Registration cards and periodic customer surveys assist InfoBase in understanding its customer and measure the success of the marketing, sales and product activities. Profile overlays of other lists fill in the awareness gaps. This in-house presence provides the sales and technical support teams with tools that streamline operations while updating customer knowledge. InfoBase's customer information system helps in making sound decisions by providing historical answers to the marketing questions posed.



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Item 7.  Financial Statements and Exhibits

         (a)      Financial Statements of Businesses Acquired.

         The most recent audited balance sheets of each of InfoBase and BCP as of December 31, 1999 and 1998 and the related statements of operations, shareholders equity and cash flows for each of the two years in the period ended December 31, 1999 are included in Exhibit 99.1. (To be filed by amendment within 60 days of February 2, 2000)

         (b)      Pro-forma Financial Information

         The unaudited pro-forma consolidated balance sheet as at December 31, 1999, and the unaudited pro-forma consolidated statements of operations for the nine months ended December 31, 1999 and for the year ended March 31, 1999, give effect to the acquisition of each of InfoBase and BCP. The unaudited pro-forma financial information is based on the historical financial statements of the Company, InfoBase and BCP. The unaudited pro-forma consolidated balance sheet gives effect to the acquisitions as if they had occurred on December 31, 1999, and the unaudited pro-forma condensed consolidated statements of operations give effect to the acquisitions as if they had occurred on April 1, 1998. (To be filed by amendment within 60 days of February 2, 2000)


2.1 Acquisition Agreement dated December 30, 1999 between Shanecy Holdings, Inc. and Shanecy, Inc.

2.2 Agreement and Plan of Merger dated December 30, 1999 among Shanecy Holdings, Inc., Shanecy, Inc., Thesseus Holdings, Inc. and Thesseus International Asset Fund N.V.

2.3 Acquisition Agreement dated December 30, 1999 between Thesseus Holdings, Inc. and Thesseus International Asset Fund N.V.

23.1 Consent of Accountants (To be filed by amendment within 60 days of February 2, 2000)

99.1 Audited balance sheets of InfoBase and BCP as of December 31, 1999 and 1998 and the related statements of operations, shareholders equity and cash flows for each of the two years in the period ended December 31, 1999. (To be filed by amendment within 60 days of February 2, 2000)

99.2     Press Release dated January 20, 2000


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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            SHANECY, INC.


Date:   1 Feb. 2000                         By:  /s/ Jason W. Galanis
       -----------------------------        ---------------------
                                            Jason W. Galanis
                                            President


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                                  EXHIBIT INDEX

Exhibit
Number                     Description
-------                    -----------

2.1 Acquisition Agreement dated December 30, 1999 between Shanecy Holdings, Inc. and Shanecy, Inc.

2.2 Agreement and Plan of Merger dated December 30, 1999 among Shanecy Holdings, Inc., Shanecy, Inc., Thesseus Holdings, Inc. and Thesseus International Asset Fund N.V.

2.3 Acquisition Agreement dated December 30, 1999 between Thesseus Holdings, Inc. and Thesseus International Asset Fund N.V.

23.1 Consent of Accountants (To be filed by amendment within 60 days of February 2, 2000)

99.1 Audited balance sheets of InfoBase and BCP as of December 31, 1999 and 1998 and the related statements of operations, shareholders equity and cash flows for each of the two years in the period ended December 31, 1999. (To be filed by amendment within 60 days of February 2, 2000)

99.2     Press Release dated January 20, 2000


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